SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported) July 3, 1996
                               (January 23, 1996)



                             National Lodging Corp.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                               0-24794                        22-3326054
(State or Other                      (Commission                (I.R.S. Employer
Jurisdiction of                     File Number)                  Identification
incorporation)                                                              No.)





                   605 Third Avenue, New York, New York 10158
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 692-1400
              (Registrant's Telephone Number, Including Area Code)


                              National Gaming Corp.
              339 Jefferson Road, Parsippany, New Jersey 07054-0278
         (Former Name or Former Address, If Changed Since Last Report.)



C/M: 11752.0003 368638.6

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ITEM 2.           Acquisition or Disposition of Assets.

         The information called for by this Item 2 is hereby amended and supplemented by adding the following:

Management's Discussion and Analysis of Financial Condition and Results of Operations

         General. The following discussion and analysis presents management's assessment of material developments affecting the acquired Travelodge and Thriftlodge business (the "Company") results of operations, liquidity and capital resources for the two years ended January 31, 1995 and the period from February 1, 1995 to January 23, 1996. This discussion should be read in conjunction with the Company's Financial Statements and the accompanying notes.

         Liquidity and Capital Resources. At January 23, 1996 the Company had $2.7 million of cash compared to $3.2 million at January 31, 1995. Trade accounts receivable increased from $1.7 million at January 31, 1995 to $2.8 million at January 23, 1996. This increase was the result of increases in hotel revenue during fiscal 1996. Over the next several years, the Company expects to increase its level of capital expenditure and renovation in its hotels. The Company anticipates that cash flow from operating activities will provide adequate capital for hotel renovation and refurbishment and principal payments on notes payable. Capital expenditures were $3.8 million, $5.2 million and $5.7 million during fiscal 1996, 1995 and 1994, respectively. During fiscal 1995, the Company exercised its option to purchase certain assets which had previously been accounted for as capitalized lease property. As a result, the carrying value of these assets were reclassified to property and equipment. During fiscal 1993, the Company purchased the management contracts of 23 properties in Canada for $7.3 million. The purchase contract required additional payments in each of the initial four years if income from the contracts exceeded certain levels. In fiscal 1996, these additional payments totaled $1.9 million. The contracts are stated at cost and amortized over their initial 20 year terms. Long term debt of $2.7 million consists primarily of renovation loans with maturities of less than five years.

         Results of Operations: Fiscal 1996 compared to Fiscal 1995. Revenue increased 4.0% from $66.5 million in the year ended January 1, 1995 to $69.1 million in the period ended January 23, 1996. This revenue increase includes an increase in management fees and other income of $0.5 million due to an increase in the number of management contracts. Hotel revenue increased $2.2 million on increased occupancy and average daily rates. Occupancy increased from 63% to 65% and the average daily rate increased $1.42 from $51.96 to $53.38. Revenue per available room increased $1.80 to $34.43. Operating income was $1.4 million in fiscal 1996 compared to $1.6 million for fiscal 1995. General and administrative expenses increased to $13.0 million from $12.3 million, including $0.2 million additional vacation expenses and $0.4 million of additional reserves for notes receivable. Equity in earnings of joint ventures increased $0.4 million to $5.3 million for fiscal 1996 due to increases in both occupancy and average daily rates.

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         Results of Operations: Fiscal 1995 compared to Fiscal 1994. Revenue increased 5% from $63.6 million in the year ended January 31, 1994 to $66.5 million in fiscal 1995. This revenue growth was primarily due to increases in average daily rates per room sold combined with increased levels of room occupancy. Occupancy increased from 61% to 63% and average daily rates increased from $51.58 to $51.96. Revenue per available room increased $1.22 to $32.63. The Company reported operating income of $1.6 million for fiscal 1995 compared to $0.9 million for fiscal 1994, excluding the impact of unusual items. The unusual items in fiscal 1994 were $10.0 million of charges recorded to write down the carrying value of certain hotel properties to their fair market value. General and administrative expenses decreased $0.5 million during fiscal 1995 as the result of management restructuring and cost saving efforts. The Company's equity in earnings of joint ventures was $4.9 million for fiscal 1995 compared to $4.2 million in fiscal 1994. This increase was due to increased occupancy and average daily rates combined with more aggressive cost control initiatives.


ITEM 7.           Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

                          INDEX TO FINANCIAL STATEMENTS

         Travelodge/Thriftlodge

         Consolidated Financial Statements as of January 23, 1996 and January 31, 1995, and for the Period February 1, 1995 to January 23, 1996 and the Two Years in the Period Ended January 31, 1995, and Independent
         Auditors Report....................................................6


                Independent Auditors' Report of Deloitte & Touche LLP.......7
                Report of Independent Accountants of Price Waterhouse LLP...8
                Consolidated Statements of Assets and Liabilities...........9
                Consolidated Statements of Operations......................10
                Consolidated Statements of Changes in Seller's Investment..11
                Consolidated Statements of Cash Flow.......................12
                Notes to Consolidated Financial Statements.................13



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         Capital Properties Limited Partnership


         Audited Financial Statements as of September 30, 1995 and 1994 and for each of the Three Years in the Period Ended September 30, 1995, and Independent Auditors
         Report............................................................22

                Independent Auditors' Report of Deloitte & Touche, Canada..23 Comments by Auditor for U.S. Readers on Canada-U.S.
                         Reporting Conflict................................24
                Statements of Operations...................................25
                Balance Sheets.............................................26
                Statements of Cash Flows...................................27
                Notes to the Financial Statements..........................28

         Unaudited Financial Statements for the Six Months
         Ended March 31, 1996..............................................42

                Statement of Operations....................................42
                Balance Sheet..............................................43
                Statement of Cash Flow.....................................44
                Supplemental Information...................................45


(b)  Pro Forma Financial Information.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS

         National Lodging Corp. & Subsidiaries


         Pro Forma Condensed Consolidated Financial Statements (Unaudited).48

                Pro Forma Condensed Consolidated Balance Sheet
                         as of March 31, 1996..............................50
                Pro Forma Condensed Consolidated Statement of Operations
                         for the Year Ended December 31, 1995..............51
                Pro Forma Condensed Consolidated Statement of Operations
                         for the Three Months Ended March 31, 1995.........52
                Notes to the Pro Forma Condensed Consolidated
                         Financial Statements..............................53




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(c)  Exhibits.

2.1* Stock Purchase Agreement, dated as of December 19, 1995, between Forte USA and the Registrant.

2.2* Amendment No. 1 to Stock Purchase Agreement, dated as of January 1996, between Forte USA and the Registrant.

10.1+ Agreement Among Purchasers, dated as of January 22, 1996, among HFS Incorporated, Motels of America, Inc. and the Registrant.

10.2+ Credit Agreement, dated as of January 23, 1996, among Chemical Bank, Bankers Trust Company, the other banks named therein and the Registrant.


10.3+ Pledge Agreement, dated as of January 23, 1996, among the Registrant, Forte Hotels, Inc. and the other parties named therein, as Pledgors, and Bankers Trust Company, as Pledgee and Collateral Agent. (Filed as Exhibit F to Exhibit 10.2 to this Current Report on Form 8-K/A.)


99.1*   Press release of the Registrant, dated January 24, 1996.

99.2**  Press release of the Registrant, dated March 12, 1996.


- -------
+       Filed herewith.
* Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on February 7, 1996.
** Filed as an exhibit to the Registrant's Current Report on Form 8-K/A (File No. 0-24794) filed with the Commission on April 2, 1996.

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                       TRAVELODGE/THRIFTLODGE
                       (Business Acquired by National Lodging Corporation)

                       Consolidated Financial Statements as of
                       January 23, 1996 and January 31, 1995, and for the Period February 1, 1995 to January 23, 1996 and the Two Years in the Period Ended January 31, 1995, and Independent Auditors' Report


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




INDEPENDENT AUDITORS' REPORT


To the Board of Directors and
Shareholders of National Lodging Corporation

We have audited the accompanying consolidated statement of assets and liabilities of the Acquired Business (or "Company" as defined in Note 1 to the accompanying financial statements) at January 23, 1996 and the related consolidated statements of operations, changes in seller's investments, and cash flows for the period from February 1, 1995 to January 23, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 23, 1996 and the results of their operations and their cash flows for the period from February 1, 1995 to January 23, 1996 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
New York, New York



April 19, 1996

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







                        Report of Independent Accountants



To the Board of Directors and Shareholders of National Lodging Corporation


In our opinion, the accompanying consolidated statement of assets and liabilities and the related consolidated statements of operations, of changes in seller's investment and of cash flows present fairly, in all material respects, the financial position of the Acquired Business (or the "Company," as defined in Note 1 to the accompanying financial statements) at January 31, 1995, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PRICE WATERHOUSE LLP

San Diego, California
February 20, 1996




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


TRAVELODGE/THRIFTLODGE
(Business Acquired by National Lodging Corporation)

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Thousands of Dollars)
- ------------------------------------------------------------------------------------------------------------------------------------



                                                                                        January 23,                   January 31,
                                                                                           1996                           1995

ASSETS

CURRENT ASSETS:

    Cash (including time deposits of $0 and $200, respectively)                                 $ 2,724                      $ 3,221

    Trade accounts receivable (less allowance for doubtful
        accounts of $1,421 and $1,161, respectively)                                              2,768                        1,653

    Receivables from joint ventures                                                               2,331                        1,821

    Prepaid expenses and other current assets                                                     1,070                        2,175
                                                                                                  -----                        -----

        Total current assets                                                                      8,893                        8,870

    NOTES RECEIVABLE FROM JOINT VENTURES                                                          6,424                        8,354

    INVESTMENT IN JOINT VENTURES                                                                  7,208                        7,581

    PROPERTY AND EQUIPMENT                                                                       55,217                       59,223

    CAPITALIZED LEASE PROPERTY                                                                    1,007                        1,153

    MANAGEMENT CONTRACTS AND OTHER ASSETS                                                         9,246                        7,551
                                                                                                 ------                       ------

                                                                                                $87,995                      $92,732
                                                                                                 ======                       ======

LIABILITIES AND SELLER'S NET INVESTMENT

CURRENT LIABILITIES:

    Trade accounts payable                                                                      $ 3,857                      $ 2,212

    Accrued expenses and other current liabilities                                                4,853                        7,006

    Current portion of long-term debt                                                               884                          891

    Current portion of capitalized lease obligations                                                166                          157
                                                                                                 ------                       ------

        Total current liabilities                                                                 9,760                       10,266

    LONG-TERM DEBT - Less current portion                                                         1,791                        2,252

    CAPITALIZED LEASE OBLIGATION - Less current portion                                           4,096                        4,263

    DEFERRED INCOME                                                                                 106                          247
                                                                                                 ------                       ------

        Total liabilities                                                                        15,753                       17,028

    MINORITY INTEREST                                                                             3,565                        3,465

    COMMITMENTS AND CONTINGENT LIABILITIES (Notes 7 and 9)

    SELLER'S NET INVESTMENT                                                                      68,677                       72,239
                                                                                                 ------                       ------

                                                                                                $87,995                      $92,732
                                                                                                 ======                       ======



See notes to consolidated financial statements.

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

TRAVELODGE/THRIFTLODGE
(Business Acquired by National Lodging Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands of Dollars)
- ------------------------------------------------------------------------------------------------------------------------------------




                                                                               Period
                                                                             February 1,
                                                                               1995 to                       Year Ended
                                                                             January 23,                     January 31,
                                                                               1996                   1995                 1994

REVENUES:

    Hotels and motels                                                          $ 65,790             $ 63,636              $ 61,070

    Management fees                                                               3,351                2,822                 2,553
                                                                                -------              -------               -------

                                                                                 69,141               66,458                63,623
                                                                                -------              -------               -------



OPERATING COSTS AND EXPENSES:

    Hotels and Motels                                                            28,904               27,844                26,019

    Administrative and general                                                   13,059               12,272                12,757

    Depreciation and amortization                                                 8,385                7,982                 7,913

    Write-down of property and notes receivables                                      -                    -                 9,960

    Rent                                                                          4,700                5,074                 4,715

    Sales and marketing                                                           4,459                4,202                 4,069

    Maintenance                                                                   3,673                3,453                 3,333

    Property taxes                                                                1,864                2,110                 2,101

    Other                                                                         2,693                1,909                 1,826
                                                                                -------              -------               -------


                                                                                 67,737               64,846                72,693
                                                                                -------              -------               -------



OPERATING INCOME (LOSS)                                                           1,404                1,612                (9,070)
                                                                                -------              -------               -------


OTHER INCOME (EXPENSE):

    Interest income                                                                 838                  757                   850

    Interest expense                                                              (785)              (1,662)                (1,481)

    Equity in earnings of joint ventures                                          5,338                4,878                 4,169
                                                                                -------              -------               -------

                                                                                  5,391                3,973                 3,538
                                                                                -------              -------                -------


MINORITY INTEREST                                                               (1,073)                (960)                (1,161)
                                                                               -------              -------                 -------

INCOME (LOSS) BEFORE INCOME TAX PROVISION                                         5,722                4,625                (6,693)

INCOME TAX (PROVISION) BENEFIT                                                  (2,288)              (1,850)                 2,677
                                                                               -------              -------                -------

NET INCOME (LOSS)                                                              $  3,434             $  2,775              $ (4,016)
                                                                               ========             ========              ========



See notes to consolidated financial statements.


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


TRAVELODGE/THRIFTLODGE
(Business Acquired by National Lodging Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN SELLER'S INVESTMENT
(Thousands of Dollars)
- -------------------------------------------------------------------------------





BALANCE, FEBRUARY 1, 1993                                $86,704

   Net loss                                               (4,016)

   Seller's net investment activity                      (11,020)

BALANCE, JANUARY 31, 1994                                 71,668

    Net income                                             2,775

    Seller's net investment activity                      (2,204)

BALANCE, JANUARY 31, 1995                                 72,239

    Net income                                             3,434

    Seller's net investment activity                      (6,996)

BALANCE, JANUARY 23, 1996                                $68,677
                                                         =======



See notes to consolidated financial statements.

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


TRAVELODGE/THRIFTLODGE
(Business Acquired by National Lodging Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOW
(Thousands of Dollars)
- ------------------------------------------------------------------------------------------------------------------------------------




                                                                                Period
                                                                              February 1,
                                                                                1995 to                        Year Ended
                                                                              January 23,                      January 31,
                                                                                 1996                1995                1994

CASH FLOWS FROM OPERATING ACTIVITIES:

    Net income (loss)                                                          $  3,434             $  2,775            $ (4,016)

    Adjustments to reconcile net income (loss) to net cash

      provided by operating activities:

      Depreciation and amortization                                               8,385                7,982                 7,913

      Minority interest                                                           1,073                  960                 1,161

      Equity in earnings of joint ventures                                       (5,338)              (4,878)               (4,169)

      Write-down of property and notes receivable                                     -                    -                 9,110

      Increase (decrease) of cash resulting from changes in:

        Trade accounts receivable                                                (1,115)                 738                 1,748

        Receivables from joint ventures and franchisees                            (510)               1,484                 1,104

        Prepaid expenses and other current assets                                 1,105                 (220)                2,084

        Other assets                                                               (155)                   7                (1,658)

        Trade accounts payable                                                    1,645                 (218)                 (419)

        Accrued expenses and other current activities                            (2,294)                  36                   (32)
                                                                                -------               ------                ------


           Net cash provided by operating activities                              6,230                8,666                12,826
                                                                                -------               ------                ------


CASH FLOWS FROM INVESTING ACTIVITIES:

    Issuance of notes receivable                                                   (398)               (887)                (1,380)

    Principal payments received on notes receivable                               2,328                 534                    605

    Capital expenditures                                                         (3,841)             (5,201)                (5,678)

    Purchase of management contracts                                             (1,932)                  -                     -

    Capital contributed to joint ventures                                          (201)               (820)                   (17)

    Capital distributions from joint ventures                                     6,040               4,898                  6,116

    Capital distributions to joint venture minority interest                       (973)               (738)                  (543)
                                                                                 ------              -------                 ------


           Net cash provided by (used in) investing activities                    1,023              (2,214)                  (897)
                                                                                 ------              -------                 ------


CASH FLOWS FROM FINANCING ACTIVITIES:

    Net proceeds (payments) on borrowings                                         (468)                  50                   (828)

    Principal payments under capital lease obligations                            (158)              (5,356)                  (338)

    Net transactions with Seller                                                (7,124)              (1,993)               (10,562)
                                                                                ------              -------                 -------


           Net cash used in financing activities                                (7,750)              (7,299)               (11,728)
                                                                                ------              -------                 -------


NET (DECREASE) INCREASE IN CASH                                                   (497)                (847)                   201


CASH, BEGINNING OF PERIOD                                                        3,221                4,068                  3,867
                                                                                -------              -------               -------


CASH, END OF PERIOD                                                            $ 2,724              $ 3,221                $ 4,068
                                                                               =======              =======                =======



See notes to consolidated financial statements.

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



TRAVELODGE/THRIFTLODGE
(Business Acquired by National Lodging Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 23, 1996 AND JANUARY 31, 1995 AND FOR THE
PERIOD FEBRUARY 1, 1995 TO JANUARY 23, 1996 AND
THE TWO YEARS IN THE PERIOD ENDED JANUARY 31, 1995
(Thousands of Dollars)
- -------------------------------------------------------------------------------



1.       THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

         Forte Hotels, Inc. ("FHI") is a subsidiary of Forte USA Inc. ("FUSA" or the "Seller"), whose ultimate parent is Forte Plc of London ("FPL"). FHI is primarily an owner, manager, and franchisor of hotels and motels in the United States, Canada, Mexico and South America. FHI operates hotels and motels under the Travelodge Hotel, Travelodge Motel and Thriftlodge names. In addition, FHI has an ownership interest in certain non-Travelodge related hotels, residential apartments, and other hospitality-related business ("Exclusive Properties and other business").

         On January 23, 1996, two separate groups of FHI assets were purchased by two independent companies. One company purchased 19 motel properties, while the other purchased the Travelodge franchise system in North America, including the Travelodge and Thriftlodge service marks, franchise agreements and the assets comprising the reservation system in North America. Additionally, a special distribution was made by FHI to FUSA of the Exclusive Properties and other business. The stock of FHI was then purchased by National Lodging Corporation "NLC" (formerly known as National Gaming Corporation). Through such stock purchase, NLC acquired 15 wholly-owned properties and interest in 97 "joint venture" properties, certain management contracts, and retail space ("Acquired Business" or the "Company"). The accompanying financial statements include only those assets, liabilities, revenues and expenses arising from the operations of the Acquired Business. In connection with the anticipated sale of FHI, 23 management contracts for Canadian franchise properties were assigned to FHI from an affiliate of FPL. While the assets, amortization expenses and management fees related to these contracts were not included in the historical financial statements of FHI, such amounts have been included in the accompanying financial statements of the Acquired Business from the time of the affiliate's acquisition of such contracts in June 1992.

         The balances reflected in the financial statements include allocations from FHI, which were based on the number of properties acquired, percentage of acquired share of total account balance, or other appropriate bases. These allocations reflect the share of corporate overhead, results from operations, and assets and liabilities that pertain to the Acquired Business. Management believes the foregoing allocations were made on a reasonable basis and reflect the costs which would have been incurred on a stand-alone basis.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported

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



         amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial information included herein may not necessarily reflect the financial position and results of operations of the Acquired Business in the future, what the financial position, results of operations, and cash flows of the Acquired Business would have been had it been a separate stand-alone company.

         Cash - Cash includes cash on hand, cash in banks and time deposits with original maturities of 90 days or less.

         Accounting for Investments in Joint Ventures - The Company accounts for its investments in joint ventures in which it does not have a controlling financial interest using the equity method of accounting (Note 3).

         Property and Equipment - Property and equipment is stated at cost. Expenditures for replacements and major improvements are capitalized and depreciated. Depreciation is recognized using the straight line method over the estimated useful lives of the assets; buildings - 40 years, furniture and equipment - three to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives (ten to fifteen years) or the lease term. Expenditures for normal maintenance, repairs and minor renewal are charged to expense as incurred. Upon the sale or retirement of property or equipment, the asset cost and related accumulated depreciation are removed from the respective accounts and any gain or loss is included in the results of operations.

         The Company periodically assesses the recoverability of the carrying value of property and equipment based on estimated nondiscounted cash flows on an individual property basis. If the estimated nondiscounted cash flows are less than the carrying value, an impairment loss is charged to operations based on the difference between the carrying value and the estimated discounted cash flows.

         Although adoption is not required until its fiscal year 1997, the Company has assessed the impact of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Based on current conditions, the Company does not believe that adoption will have an adverse impact on its financial position or results of operations.

         The Company considers interest expense on funds borrowed for the development and construction of new hotels and motels to be a cost of the property and capitalizes such costs until the construction is completed. The amount capitalized is amortized over the life of the property once it becomes operational. The Company did not capitalize any interest during the period February 1, 1995 through January 23, 1996 or the years ended January 31, 1995 and 1994, respectively.

         Other Assets - Included in other assets is $8,661,000 and $7,120,000 at January 23, 1996 and January 31, 1995, respectively, related to management contracts for Canadian properties. The management contracts are stated at cost and are being amortized over the 20-year term of

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



         the contracts. The Company periodically assesses the recoverability of the carrying value of its management contracts based on the estimated nondiscounted cash flows to be generated from the contracts. If the estimated nondiscounted cash flows are less than the carrying value, an impairment loss would be charged to operations based on the difference between the carrying value and the estimated discounted cash flows.

         Fair Value of Financial Instruments - Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet for which it is practicable to estimate that value. Fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Therefore, fair value estimates may not represent the actual value of the financial instruments as of January 23, 1996, or that may be realized in the future. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. For current assets, current liabilities and receivables from joint ventures and franchisees, the carrying amount recorded on the consolidated statements of assets and liabilities is a reasonable estimate of fair value.

         Income Taxes- The Acquired Business was included in the consolidated income tax returns of Forte Holdings, Inc. and its predecessor. Income tax expense for the Acquired Business has been computed on a stand-alone basis based on the operating results of the Acquired Business.

         Pursuant to the terms of the acquisition and its income tax structure, a new income tax basis in the acquired assets and liabilities will be established by NLC. No historical income tax attributes will transfer to NLC.

2.       NOTES RECEIVABLE FROM JOINT VENTURES AND FRANCHISEES

         Notes receivable are summarized as follows (in thousands of dollars):



                                                January 23           January 31
                                                   1996                 1995

         Notes receivable                          $7,492              $9,089

         Less allowance for uncollectible notes     1,068                 735
                                                   ------              ------

                                                   $6,424              $8,354
                                                   ======              ======




         Notes receivable bear interest at rates ranging from 3% to 12% with maturities to 2021. Certain of these notes aggregating $5.3 and $6.0 million were collateralized by real property at January 23, 1996 and January 31, 1995.


C/M: 11752.0003 368638.6
                                       15

3.      INVESTMENT IN JOINT VENTURES

        The Company is a partner in joint ventures that own and operate motels and hotels. The Company has a fifty percent interest in many of its joint ventures. The Company consolidates the joint ventures in which it has a majority ownership interest. It records its interest under the equity method for those joint ventures in which the Company does not have a majority ownership interest.

        Assets, liabilities and the results of operations of joint ventures accounted for under the equity method are reflected in the following balance sheets and statements of operations (in thousands of dollars):

                                                        January 23,            January 31,
                                                           1996                   1995
        Joint Venture Balance Sheets

        Joint venture assets:
          Current assets                                $    5,198             $    5,630
          Long-term assets                                  32,850                 37,294

        Less joint venture liabilities:
          Current liabilities                                3,503                  3,853
          Long-term liabilities                              8,003                  9,902
                                                     ------------------     ------------------

            Joint venture equity                            26,542                 29,169

         Less equity of other investors                     19,334                 21,588
                                                     ------------------     ------------------

         Investment in joint ventures, end of year      $    7,208             $    7,581
                                                     ==================     ==================


                                                             Period
                                                        February 1, 1995
                                                               to                      Year Ended January 31,
                                                        January 23, 1996            1995                1994

         Joint Venture Statements of Operations

         Revenue                                        $       49,006         $   45,006         $     43,616
         Operating Costs                                       (35,738)           (32,923)             (32,859)
         Interest expense                                         (915)            (1,258)              (1,632)
                                                   ---------------------    ------------------   ------------------
                                                        $       12,353         $   10,825     $          9,125
                                                   =====================    ==================   ==================




C/M: 11752.0003 368638.6
                                       16

4.       PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows (in thousands of dollars):

                                               January 23,       January 31,
                                                 1996              1995

         Land                                  $   5,144        $   6,041
         Buildings and improvements               76,628           78,098
         Furniture and equipment                  60,964           60,688
         Construction in progress                     82            1,769
                                            -------------      -----------

                                                 142,818          146,596

         Less accumulated depreciation           (87,601)         (87,373)
                                            -------------      ------------

                                            $     55,217        $  59,223
                                            =============      ============



         The Company recorded impairment losses of $9,110,000 related to its properties during 1994 due to the estimated impact on future cash flows brought on by changes in the industry as well as by former management's plan to dispose of certain properties. Properties designated as held for sale at such time were written down to their estimated net realizable values.

5.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

         Accrued expenses and other current liabilities are summarized as follows (in thousands of dollars):

                                               January 23,       January 31,
                                                 1996              1995

         Payroll and payroll benefits          $   1,681        $   1,853
         Deferred compensation                       --               784
         Taxes                                       503              644
         Accrued rent payable                        346              595
         Accrued interest payable                     68              107
         Other                                     2,255            3,023
                                             ------------     -------------

                                              $    4,853        $   7,006
                                             ============     =============



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                                       17

6.       LONG-TERM DEBT

         Long-term debt is summarized as follows (in thousands of dollars):

                                                      January 23,   January 31,
                                                        1996           1995

         Notes and contracts payable to banks and
           others --interest rates ranging from
           6.0% to 12.0% with maturities to 2001      $   2,529     $   2,904
         Mortgage Debt-- interest rates ranging
           from 8.0% to 10.0% with maturities to
           2002                                             146           239
                                                      -----------   -----------

                                                          2,675         3,143

         Less current portion                               884           891
                                                      ------------   ----------

         Long-term debt                               $   1,791     $   2,252
                                                      ============  ===========



         Future principal payments required on the Company's debt are as follows (in thousands of dollars):

         Year Ending
         January 31,

         1997                                                    $        884
         1998                                                             744
         1999                                                             594
         2000                                                             321
         2001                                                             101
         Thereafter                                                        31
                                                                 ------------

                                                                 $      2,675
                                                                 ============



         Interest paid approximated interest expense of $785,000, $1,662,000 and $1,481,000 during fiscal 1996, 1995 and 1994, respectively.

7.       LEASES

         Capital Leases - Certain of the Company's leases qualify as capital leases. The present value of the future minimum lease payments under these capital leases is based upon the estimated incremental borrowing rate of the Company in effect at the time of entering into the lease, which ranges from 8.0% to 10.0%. The present value of the future minimum lease payments as of January 23, 1996 is as follows (in thousands of dollars):


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                                       18

                                                           Minimum
          Year Ending                                      Lease
          January 31,                                      Payments

          1997                                         $     577
          1998                                               577
          1999                                               577
          2000                                               577
          2001                                               577
          Thereafter                                       4,786
                                                       ----------

          Total minimum lease payments                     7,671
          Less amounts representing interest               3,409
                                                       ----------

          Present value of minimum lease payments          4,262
          Less current portion                               166
                                                       ----------

          Long-term capitalized lease obligations      $   4,096
                                                       ==========



          Capitalized lease property is comprised of the following (in thousands of dollars):

                                                    January 23,     January 31,
                                                       1996            1995

          Buildings and improvements                $     4,120     $    4,120
                                                    -----------     -----------

                                                          4,120          4,120

          Less accumulated depreciation
           and amortization                              (3,113)        (2,967)
                                                    -----------     -----------

                                                    $     1,007     $    1,153
                                                    ===========     ===========



         Operating Leases - The Company operates many of its hotels and motels under long-term leases expiring at various dates through 2035. Substantially all leases have renewal options exercisable after a specified number of years and require the payment of real estate taxes and insurance. Contingent rentals, based on sales volume, are also required by most leases.

         The Company is obligated to pay future minimum rentals under noncancelable operating leases as follows (in thousands of dollars):

         Year Ending January 31,

          1997                                              $   2,471
          1998                                                  2,471
          1999                                                  2,471
          2000                                                  2,471
          2001                                                  2,471
          Thereafter                                        $  27,822
                                                          -------------

                                                            $  40,177
                                                          ============



C/M: 11752.0003 368638.6
                                       19


         Rental expense on operating leases is summarized as follows (in thousands of dollars):

                                            Period
                                       February 1, 1995
                                              to                    Year Ended January 31,
                                       January 23, 1996           1995               1994

         Minimum rentals               $        2,087       $         1,969     $         1,885
         Contingent rentals                     2,613                 3,105               2,830
                                       ----------------     ---------------     ---------------

                                       $        4,700       $         5,074     $         4,715
                                       ================     ===============     ===============



8.       FAIR VALUES OF FINANCIAL INSTRUMENTS

         The book values and fair values of financial instruments are summarized as follows (in thousands of dollars) at January 23, 1996:

                                                     January 23,
                                                       1996
                                                Book              Fair
                                                Value             Value

         Notes Receivable                  $   6,424         $    6,045



         The fair value of notes receivable is estimated by discounting future cash flows using current interest rates and estimates of borrower credit risk. The primary difference between fair value and book value is due to certain notes having stated interest rates below the market interest rates at January 23, 1996.

         The fair value of the Company's long-term debt is estimated using discounted cash flow analysis based on the Company's current incremental borrowing rate for similar types of borrowing arrangements. The book value of long-term debt approximated its estimated fair value at January 23, 1996.

9.       COMMITMENTS AND CONTINGENT LIABILITIES

         Joint Ventures - The Company is directly liable for all indebtedness of the joint ventures in the event of default in payment of rent, mortgages or other obligations. The joint ventures had borrowings of $11.0 million, and $10.2 million at January 23, 1996 and January 31, 1995, respectively.

         Contingencies - Various claims and legal proceedings arising in the ordinary course of business seeking monetary damages and other relief are pending against the Company. The amount of liability, if any, from claims and actions cannot be determined with certainty; however, management does not believe that an adverse outcome of these matters would have a material adverse effect on the Company's financial condition, results of operations, or cash flows.


C/M: 11752.0003 368638.6
                                       20

10.      EMPLOYEE BENEFIT PLANS

         Defined Benefit Plan - The employees of the Acquired Business participated in the Seller's retirement plan (the "Plan"). The Plan is a noncontributory, defined benefit plan. The normal retirement benefit provided for by the Plan is determined based upon a covered employee's earnings and length of service at the time of retirement. The pension costs were funded by the Seller as they accrued in accordance with the provisions of the Plan. In connection with the acquisition, the Plan was frozen, participants became fully vested in their accrued benefits and no further service benefit will accrue. The Plan obligations were retained by the Seller.

         Pension expense of $540,000, $574,000 and $543,000 was charged to the Acquired Business during the fiscal period February 1, 1995 to January 23, 1996 and the years ended January 31, 1995 and 1994, respectively.

         The weighted average discount rate used in determining the actuarial present value of projected benefit obligations was 7.0%, 8.5% and 7.0% in 1996, 1995 and 1994, respectively. The assumed rate of increase in future compensation levels was 5.0%. The expected long-term rate of return on assets was 9.0%.

11.      OTHER RELATED PARTY BALANCES AND TRANSACTIONS

         The Seller provided certain services to the Acquired Business including management, legal, accounting, income tax, treasury, employee benefits and human resource administration services. Costs related to these services as well as other overhead costs of the Seller have been allocated to the Acquired Business using allocation methods considered reasonable by management. The allocated costs were approximately $6,670,000, $6,858,000 and $6,935,000 during the period February 1,
         1995 to January 23, 1996 and the years ended January 31, 1995 and 1994, respectively.

         An affiliate of the Seller provided certain marketing and promotional services to the Acquired Business. Additionally, the Seller maintained and operated a reservation system network and provided such service to the Acquired Business. These services were charged to the properties under a cost reimbursement program and did not contain a profit margin. Amounts charged for these services were $1,912,000, $1,908,000 and $1,832,000 during the period February 1, 1995 to January 23, 1996 and the years ended January 31, 1995 and 1994, respectively, for the wholly-owned properties and consolidated joint ventures. Additionally, nonconsolidated joint ventures were charged $1,732,000, $1,604,000 and $1,563,000 during the period February 1, 1995 to January 23, 1996 and the years ended January 31, 1995 and 1994, respectively.

         The Seller also provided administrative and financial services to the joint ventures. The Company charged the joint ventures $432,000, $436,000 and $411,000 for these services in the period February 1, 1995 to January 23, 1996 and the years ended January 31, 1995 and 1994, respectively. Per agreement, charges for these services are primarily calculated at the rate of $8 per room per month.


                                     ******

C/M: 11752.0003 368638.6
                                       21

                           Financial Statements of


                           CAPITAL PROPERTIES LIMITED PARTNERSHIP



                           September 30, 1995, 1994 and 1993




C/M: 11752.0003 368638.6
                                       22

                          INDEPENDENT AUDITORS' REPORT

To Syndicated Capital Properties Inc., the General Partner of Capital Properties Limited Partnership

We have audited the balance sheets of Capital Properties Limited Partnership as at September 30, 1995 and 1994, and the statements of operations and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the General Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Partnership as at September 30, 1995 and 1994 and the results of its operations and the changes in its financial position for each of the three years in the period ended September 30, 1995 in accordance with accounting principles generally accepted in Canada, which differ in certain material respects with accounting principles generally accepted in the United States (see Note 11).



DELOITTE & TOUCHE
Chartered Accountants

Calgary, Alberta, Canada
December 18, 1995 (except as to Note 10 for which the date is February 6, 1996)






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                                       23

                         Comments by Auditor for U.S. Readers
                           on Canada-U.S. Reporting Conflict

         In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as that described in Note 1 of the financial statements as at September 30, 1994 and 1995. Our report to the General Partner dated December 18, 1995 (except as to Note 10 for which the date is February 6, 1996) is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.



         DELOITTE & TOUCHE
         Chartered Accountants

         Calgary, Alberta, Canada
         December 18, 1995



C/M: 11752.0003 368638.6
                                       24


CAPITAL PROPERTIES LIMITED PARTNERSHIP

Statements of Operations
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                      1995                1994                1993
                                                                     $                   $                   $
                                                                    ---------------------------------------------------------------


REVENUE
   Rooms                                                              43,529              38,930              36,036
   Other                                                               5,166               5,116               5,103
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                      48,695              44,046              41,139
- -----------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Wages and benefits                                                  11,611              10,686               9,951
  Direct costs                                                         5,186               4,905               4,056
  Administration                                                       3,974               3,413               3,503
  Marketing                                                            3,080               2,555               2,503
  Maintenance and energy                                               3,816               3,758               3,649
  Taxes and insurance                                                  5,641               5,266               5,072
  Management, royalty and franchise fees                               2,676               2,423               2,263
  Depreciation and amortization                                        3,628               3,553               2,694
  Interest expense                                                    11,359              11,085              10,709
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                      50,971              47,644              44,400
- -----------------------------------------------------------------------------------------------------------------------------------

LOSS BEFORE THE UNDERNOTED                                             2,276               3,598               3,261
- -----------------------------------------------------------------------------------------------------------------------------------

WRITE DOWN OF ASSETS (NOTE 10)                                           708                 -                   -
MINORITY INTEREST                                                         21                   5                  (8)
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                         729                   5                  (8)
- -----------------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                               3,005               3,603               3,253
===================================================================================================================================




C/M: 11752.0003 368638.6
                                       25


CAPITAL PROPERTIES LIMITED PARTNERSHIP

Balance Sheets
September 30, 1995 and 1994
Tabular Amounts in Thousands of Canadian Dollars

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     1995                1994
                                                                                                  $                    $
                                                                                      --------------------------------------------

ASSETS

CURRENT
   Cash and term deposits                                                                              527                   959
   Accounts receivable                                                                               2,435                 2,208
   Linen supplies                                                                                      671                   642
   Other supplies                                                                                      259                   257
   Prepaid property tax                                                                              1,149                 1,014
   Other prepaids                                                                                      245                   406
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     5,286                 5,486

Property and equipment (Note 4)                                                                    162,568               166,591
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   167,854               172,077
==================================================================================================================================

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities                                                          3,853                 4,169
   Accrued interest on long-term debt                                                                2,065                   921
   Property taxes payable                                                                            1,564                 3,010
   Current portion of long-term debt (Note 6)                                                      122,665                 3,448
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   130,147                11,548
Long-term debt (Note 6)                                                                              9,779               129,567
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   139,926               141,115

Minority interest                                                                                      405                   464
Contingency (Note 1)
Partners' equity (Note 7)                                                                           27,523                30,498
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   167,854               172,077
==================================================================================================================================


Approved on behalf of the Capital Properties Limited Partnership by its general partner, Syndicated Capital Properties Inc.



- ----------------------------------------       ---------------------------------
PETER P. SIKORA, Director                      RANDY B. ROYER, Director





C/M: 11752.0003 368638.6
                                       26


CAPITAL PROPERTIES LIMITED PARTNERSHIP

Statements of Cash Flows
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                 1995                 1994               1993
                                                                                   $                   $                   $
                                                                        ----------------------------------------------------------

NET INFLOW (OUTFLOW) OF CASH RELATED
  TO THE FOLLOWING ACTIVITIES

OPERATING
   Net loss                                                                         (3,005)             (3,603)            (3,253)
   Items not affecting cash
         Minority interest                                                              21                   5                 (8)
         Depreciation and amortization                                               3,628               3,553              2,694
         Write down of assets                                                          708                  --                 --
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                     1,352                 (45)              (567)
Changes in non-cash operating working capital items:
   Accounts receivable                                                                (227)               (322)              (527)
   Linen and other supplies                                                            (31)                (87)               (50)
   Prepaid property tax                                                               (135)                 73               (138)
   Other prepaids                                                                      161                  63                (16)
   Accounts payable                                                                   (316)                382                (58)
   Due to affiliated company                                                            --                  --               (541)
   Accrued interest on long-term debt                                                1,144                 333                458
   Property taxes payable                                                           (1,446)              1,262             (1,619)
                                                                     --------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                       502               1,659             (3,058)
- -----------------------------------------------------------------------------------------------------------------------------------

FINANCING
   Debt issued                                                                          --               1,906              5,005
   Repayment of debt                                                                  (571)             (1,111)            (1,887)
   Partnership units issued (canceled)                                                  30                   6               (686)
   Minority interest                                                                   (80)                 --               (100)
   Reorganization and refinancing costs                                                 --                  --               (237)
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                      (621)                801              2,095
- -----------------------------------------------------------------------------------------------------------------------------------

INVESTING
   Additions to furnishings and equipment                                             (313)             (2,535)            (3,734)
- -----------------------------------------------------------------------------------------------------------------------------------

NET CASH OUTFLOW                                                                      (432)                (75)            (4,697)

CASH POSITION, BEGINNING OF YEAR                                                       959               1,034              5,731
- -----------------------------------------------------------------------------------------------------------------------------------

CASH POSITION, END OF YEAR                                                             527                 959              1,034
===================================================================================================================================




C/M: 11752.0003 368638.6
                                       27

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- ------------------------------------------------------------------------------





1.       FINANCIAL STATUS OF THE PARTNERSHIP

         The Partnership has incurred significant losses over the past four years, is in violation of financial covenants relating to its bank credit facilities, has not met its principal repayment schedule and is in arrears on property tax payments. The operations of the Partnership have always provided positive cash flow before debt service and property taxes; however, management believes that a reduction in the present debt level is necessary for the long-term viability of the Partnership. Management is pursing the possibility of raising equity capital and has had discussions with its bankers about debt restructuring. Under the loan agreements, the banks have the right to demand payment of the debt owing and could take action to realize their security. No such demand has been made by any of the banks.

         These financial statements have been prepared on the basis of accounting principles applicable to a going concern that contemplates the realization of assets and the payment of liabilities in the ordinary course of business. If the going concern assumption was not appropriate for these financial statements, then adjustments would be necessary to the carrying values of assets and liabilities, the reported loss and the balance sheet classifications used.

2.       ORGANIZATION AND OPERATION OF THE PARTNERSHIP

         a.   Business of Capital Properties Limited Partnership

         Capital Properties Limited Partnership ("Capital Properties" or "the Partnership") was established in 1991 as a limited partnership in the province of Ontario, Canada. Capital Properties initially was established to provide a means whereby different owners of hotels operated under a common name could combine the assets, debt and operations of these hotels into one entity. It was established for the purpose of purchasing, developing, selling, renovating, managing and owning equity interests in hotel properties and other real estate investments located or to be located throughout Canada.

         At special meetings held prior to September 30, 1992, twelve limited partnerships owning fourteen hotels voted in favour of conveying their respective hotels into Capital Properties effective September 30, 1992. Capital Properties also purchased four hotels from four condominium syndicates (subject to certain minority interest) as well as three wholly owned and one 50% owned hotel from Relax Development Corporation Ltd. ("RDCL"). As at September 30, 1992, Capital Properties owned a 100% interest in twenty-one hotels (subject to minority interest) and a 50% interest in one hotel. Ownership of these properties continues to the present day.





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                                       28

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- ------------------------------------------------------------------------------


2.       ORGANIZATION AND OPERATION OF THE PARTNERSHIP (Continued)

         a)   Business of Capital Properties Limited Partnership (Continued)

         One of the major aspects of this restructuring related to the existing mortgage debt on the hotels. Through negotiations between Capital Properties and the various lender groups, agreement was reached to refinance a major portion of the hotel mortgage debt. The transfer of the respective hotels to Capital Properties was conditional on finalization of the loan and mortgage assignment agreements between various lender groups and Capital Properties.

         For purposes of the reorganization, the value of the hotels included in Capital Properties was based on independent third party appraisals. Capital Properties also acquired the net working capital deficiency, assumed certain first mortgages and restructured the remaining hotel debt as referred to above. The fair market value of the hotels and related working capital (deficiency) less mortgages, using a January 1, 1992 adjustment date, was settled by the issuance of Capital Properties Limited Partnership units at $1 per unit.

         The purchase of the hotels and related assets from limited partnerships and condominiums syndicates was done on a tax deferred basis under the Income Tax Act of Canada. Of the twelve limited partnerships who agreed to transfer their respective hotels to Capital Properties, ten were dissolved on December 31, 1992. The Capital Properties partnership units received by the respective limited partnerships are now owned by the individual investors of these dissolved partnerships. The holders of condominium syndicate interests have transferred interests in their respective hotels to Capital Properties in exchange for partnership units.

         Syndicated Capital Properties Inc. (Syndicated GP) is the sole general partner of Capital Properties.

         b.  Management License and Marketing Agreements

         Capital Properties has entered into management license agreements with Forte Hotels, Inc. and Forte Hotels Management, Inc. (collectively the "Manager", represented by Royco Hotels & Resorts Ltd. in Canada) whereby the Manager will manage each of the hotels owned by Capital Properties.





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                                       29

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------



2.       ORGANIZATION AND OPERATION OF THE PARTNERSHIP (Continued)

         (b)  Management License and Marketing Agreements (Continued)

         The agreements are for terms of 20 years with three renewal terms of ten years each. The Manager is entitled to the following fees:


                                                                  % of
                                                            "Gross Revenue"
                                                                as defined
               Management fee                                      3.5
               Royalty fee (for use of trademarks
                 and management system)                            2.0


         After 1995, the royalty fee will be increased by an additional 1%. During the year, Capital Properties incurred management fees of $1,810,000 ($1,639,000 in 1994 and $1,542,000 in 1993) and royalty fees of $867,000 ($776,000 in 1994 and $721,000 in 1993).

         The agreements also provide for the manager to receive a management incentive fee which will be non-cumulative. The annual management incentive fee will be calculated by multiplying the "MIF percentage" (defined below) by the net operating income before debt service ("NOI") but payable out of net operating income after debt service (the "Cash Available for Distribution") on the basis of one dollar of management incentive fee to be paid to the Manager for every three dollars of Cash Available for Distribution. The MIF percentage shall be equal to 3% based on a ten million dollar NOI. The MIF percentage will be increased or decreased proportionately based on increases or decreases in the NOI, on the basis that a one million dollar increase or decrease in the NOI results in a one-half of one percent increase or decrease in the MIF percentage, provided that the MIF percentage shall not increase for increases in NOI beyond twenty-six million dollars. No management incentive fees have been incurred from inception to September 30, 1995.

         Capital Properties also has an agreement with Travelodge International Marketing Agency ("TIMA") whereby each hotel will contribute 4% of room revenue to a separate fund out of which the cost of the central reservation system and national advertising and promotion will be paid. During 1995, fees under this agreement were $1,741,000 ($1,577,000 in 1994 and $1,546,000 in 1993).



C/M: 11752.0003 368638.6
                                       30

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------


2.       ORGANIZATION AND OPERATION OF THE PARTNERSHIP (Continued)

         b)       Management License and Marketing Agreements (Continued)

                  Each hotel is responsible for its pro rata cost of accounting services and its local advertising and promotion expenses. With respect to the acquisition of third party supplies and services, the Manager may charge an administrative and handling fee, provided the price and terms of such supplies and services including such fees are competitive with non-affiliated sources of supply. Fees in 1995 amounted to $667,000 ($626,000 in 1994 and nil in 1993).

         c)       Asset Management Fee

                  Capital Properties has entered into an agreement with its general partners, Syndicated GP, to manage the assets and provide investor services provided Syndicated GP remains as general partner. Syndicated GP will be entitled to be reimbursed for its actual operating costs and out of pocket expenses and will earn an annual management incentive fee, calculated and payable based on 3/16 of the amount earned annually by the Manager as a management incentive fee. Syndicated GP will receive a fee in connection with the acquisition, sale or financing of the assets of Capital Properties and a fee based on equity raised. No fees under this agreement were incurred from inception to September 30, 1995.

3.       SIGNIFICANT ACCOUNTING POLICIES

         These financial statements have been prepared in accordance with accounting policies generally accepted in Canada. Significant accounting policies are outlined below:

         a)       Basis of Presentation

                  These financial statements reflect only the assets, liabilities, revenues and expenses of the Partnership, including its 50% proportionate interest in the Edmonton South Hotel, and do not include any other assets, liabilities, revenues and expenses of the partners or the liability of the partners for taxes on income, if any, earned by the Partnership. The statement of operations does not include a charge for interest on invested capital.




C/M: 11752.0003 368638.6
                                       31

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------


3.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

         b)       Property and Equipment

                  Property and equipment are stated at cost and are depreciated over their estimated useful lives. Hotel properties were valued on September 30, 1992, the date of formation of the Partnership, at amounts based on independent third party appraisals. Depreciation on the hotel buildings is provided by the sinking fund method over forty years in amounts that increase annually at 5%. Depreciation on renovations is provided using the straight-line method at the rate of 15% per annum. Depreciation on furnishings and equipment is provided using the straight-line method at rates ranging from 8% to 33% per annum.

         c)       Minority Interest

                  Certain owners of individual interests related to condominium hotels in London, Sudbury and Kitchener did not accept Capital Properties' offer to purchase their respective units at September 30, 1992. The interests of these unit holders are treated as a minority interest in these financial statements.

         d)       Reorganization and Refinancing Costs

                  Costs related to the acquisition and transfer of hotels to Capital Properties and the costs related to the reorganization, restructuring and transfer of debt to Capital Properties on September 30, 1992 were deducted from partners' equity.

4.       PROPERTY AND EQUIPMENT

                                         --------------------------------------
                                                 1995                1994
                                                   $                   $
                                         --------------------------------------
         Land                                   35,957              35,957
         Building                              115,165             115,165
         Furnishings and equipment              14,535              14,298
         Renovations                             7,461               7,385
         ----------------------------------------------------------------------
                                               173,118             172,805
         Less accumulated depreciation          10,550               6,214
         -----------------------------------------------------------------------
                                               162,568             166,591
         =======================================================================




C/M: 11752.0003 368638.6
                                       32

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------


5.       JOINT VENTURE

         The following amounts are included in these financial statements and represent Capital Properties' proportionate share of assets, liabilities, revenues, and expenses of an unincorporated joint venture related to the Edmonton South Hotel.

                                                                                    -----------------------------------------
                                                                                                  1995                1994
                                                                                                    $                   $
                                                                                    -----------------------------------------

          Assets                                                                                4,999               5,061
          Liabilities                                                                           1,067               1,126
          Revenues                                                                                962                 878
          Expenses                                                                                964                 896


6.       LONG-TERM DEBT

                                                                                    -----------------------------------------
                                                                                                 1995                1994
                                                                                                   $                   $
                                                                                    -----------------------------------------

          a)  Major Lenders

              8.5% loan from Scotia Mortgage Corporation, secured
              by five hotels                                                                   29,563              29,835

              8.5% loan from Canadian Imperial Bank of Commerce
              ("CIBC"), secured by five hotels                                                 33,405              33,405

              8.5% loan from the province of Alberta Treasury
              Branch, secured by three and one-half hotels (subject to
              existing mortgages)                                                              20,717              20,713

              8.5% loan from Bank of Montreal, secured by six hotels                           28,353              28,393
          ----------------------------------------------------------------------------------------------------------------------
              Total Major Lenders                                                             112,038             112,346






C/M: 11752.0003 368638.6
                                       33


CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------------------------------------------



6. LONG-TERM DEBT (Continued)

                                                                                 -----------------------------------------
                                                                                         1995                1994
                                                                                           $                  $
                                                                                 -----------------------------------------
         The above loans from major lenders are all due on September 30, 1997 and are secured by separate first fixed and floating charge demand debentures related to their specific hotels. Blended monthly interest and principal payments on the above loans are $906,000. In addition
         Capital Properties has granted the major lenders a blanket demand debenture on all but two hotels. This debenture ranks after the renovation loan security and other first mortgages and the first charge debentures referred to below. During the year, Capital Properties was in violation of certain debt covenants related to debt owned to the major lenders. During 1994, the major lenders agreed to monthly payments of interest only beginning November 1, 1993 under their respective loan agreements. As well, the major lenders waived compliance with certain covenants on the loan agreements to April 30,
         1994. No further waivers were received beyond that date.

   b)    13% mortgage from Hong Kong Trust,                                                      858                 912
         secured by a hotel property and related
         assets located at Edmonton South, with
         blended monthly interest and principal
         payments of $13,892.  At year end, this
         mortgage was due and payable and is
         secured with assets having a book value of
         $4,999,000.  Capital Properties, dealing
         with the owners of the other 50% interest
         in Edmonton South Hotel, has refinanced
         the mortgage with Hong Kong Trust at
         10.05% effective November 1, 1995, due
         November 1, 2000, with blended interest
         and principal payments of $11,489.





C/M: 11752.0003 368638.6
                                       34

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------------------------------------------



6. LONG-TERM DEBT (Continued)

                                                                                 -----------------------------------------
                                                                                         1995                1994
                                                                                           $                  $
                                                                                 -----------------------------------------

c) Bank prime plus 1/2% mortgage from Adelaide Capital Corporation due April 1,
   2000, secured by a hotel property and related assets located at Regina,
   Saskatchewan, with monthly principal
   payments of $10,000 plus interest.                                                     2,239               2,342

   d)    8.5% mortgage from Canadian Western
         Bank, due September 30, 1997, secured by
         a hotel property and related assets located
         at TorontoWoodbine, Ontario, with
         blended monthly interest and principal
         payments of $39,560.  During the year,
         Capital Properties was in violation of
         certain debt covenants related to debt owed
         to the lender.                                                                   4,842               4,854

   e)    9% mortgage from Hong Kong Trust
         (formerly Metropolitan Trust), due July 1,
         1997, secured by a hotel property and
         related assets located at Calgary, Alberta,
         with blended interest and principal
         payments of $60,095.                                                             6,967               7,061

   f)    Bank prime plus 2% renovation loan from
         the province of Alberta Treasury Branches
         with maturity date not yet established,
         secured by a second fixed charge with
         respect to all hotels (excluding properties
         pledged under the CIBC loan) and a third
         fixed charge with respect to the properties
         pledged under the CIBC loan.  During the
         year, Capital Properties was in violation of
         certain debt covenants related to debt owed
         to the lender                                                                    5,500               5,500
- ---------------------------------------------------------------------------------------------------------------------
                                                                                        132,444             133,015
         Less principal amounts due within one year                                         285               3,448
         Less principal amounts due within one year
            due to violation of financial covenants                                     122,380                  --
- ---------------------------------------------------------------------------------------------------------------------
                                                                                          9,779             129,567
=====================================================================================================================




C/M: 11752.0003 368638.6
                                       35


CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------------------------------------------



6. LONG-TERM DEBT (Continued)

- --------------------------------------------------------------------------------------------------------------------

If Capital Properties can achieve continued support from the major lenders, the principal payments due within the next five years are approximately:
                                                                                 ---------------------
                                                                                                   $
                                                                                              (000s)
                                                                                 ---------------------
                           1996                                                                2,757
                           1997                                                              122,754
                           1998                                                                1,084
                           1999                                                                1,183
                           2000                                                                2,931
                           Subsequent to 2000                                                  1,735
- ------------------------------------------------------------------------------------------------------
                                                                                             132,444
======================================================================================================

7. PARTNERS' EQUITY

         a)       Partnership Units Authorized

                  Authorized Units - The General Partner (Syndicated GP) is authorized to issue the following classes of units:

                  An unlimited number of Class A units An unlimited number of Class B units An unlimited number of Class C units

         The following are the attributes of the Class A, Class B and Class C partnership units.

         Class A Units

         Fully voting, participating, redeemable units. Each Class A unit will initially represent a contribution to capital of $1.00. Subject to any preferred return payable on any other class of unit. Class A units are entitled to an initial 7%, non-cumulative, annual return and will thereafter participate equally with all other participating units.

         Class B Units

         Class B units are fully voting, participating, redeemable units and initially represent a contribution to capital of $1.00 per Class B unit. Class B units are entitled to a 7%, non-cumulative, preferred annual return from the 1st day of the month following the month of issuance until the fifth anniversary of such date or such earlier or later date as may be determined by the general partner at the time of issuance. Thereafter, the Class B units participate equally with all other participating units, after payment of any preferred annual return on any other Class or Classes of units and the 7% annual return on the Class A units. A Class B unit will be deemed to be a Class A unit on January 1st of the year following expiry of its preferred return.




C/M: 11752.0003 368638.6
                                       36

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------


7. PARTNERS' EQUITY (Continued)

Class C Units

Class C units are fully voting, participating, redeemable units and initially represent a contribution to capital of $1.00 per Class C unit. Class C units are entitled to a 9% non-cumulative, preferred annual return in priority to any preferred return on the Class B units, from the 1st day of the month following the month of issuance until the fifth anniversary of such date, or such earlier or later date as may be determined by the general partner at the time of issuance. Thereafter, the Class C units participate equally with all other participating units after payment of any preferred return on any other Class or Classes of units and the 7% annual return on the Class A units. A Class C unit will be deemed to be a Class A unit on January 1st of the year following the expiry of its preferred return.

The annual return of unit holders is based on distributable cash (as defined in the partnership agreement). No distributions have been payable for the years ended 1993, 1994 or 1995.

         b)    Units

               A breakdown by class of units issued is as follows:

                                         --------------------------------------
                                                 1995               1994
                                                   $                  $
                                         --------------------------------------

     Class A units                               31,892,150         31,861,262
     Class B units                               12,580,527         12,580,527
     Class C units                                     --                  --
- -------------------------------------------------------------------------------
                                                 44,472,677         44,441,789
===============================================================================

         c)   Equity

                                         --------------------------------------
                                                 1995                1994
                                                   $                   $
                                         --------------------------------------
              Opening equity                         30,498             34,095

              Partnership units issued                   30                  6
              Net loss                               (3,005)            (3,603)
- -------------------------------------------------------------------------------
                                                     27,523             30,498
===============================================================================







C/M: 11752.0003 368638.6
                                       37

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------


8.       LEASE COMMITMENTS

         Capital Properties is committed to the following lease payments over the next five years for certain of its operating equipment and one land lease expiring in 2023.

                                       --------------------
                                                 $
                                       --------------------
               1996                             398
               1997                             164
               1998                              74
               1999                              12
               2000                               1


9.       COMPARATIVE FIGURES

         Certain of the prior year's figures have been reclassified to conform with the current year's presentation.

10.      SUBSEQUENT EVENT

         On February 6, 1996, Capital Properties entered into an agreement to sell the Travelodge Hotel Toronto Airport for $4,976,000, which is approximately equal to the existing first mortgage. The carrying value of the assets at September 30, 1995 was $5,500,000. The closing of the transaction was scheduled for March 28, 1996; however the offer was withdrawn prior to that date and the property was written down to the amount of the existing first mortgage, resulting in a write down of $708,000.

         On March 11, 1996 a letter of intent was signed to sell the assets of Capital Properties to National Lodging Corp. of Delaware subject to investor approval. The letter of intent contemplates the sale of 20.5 properties to National Lodging Corp. with Capital Properties retaining its interest in the Travelodge Hotel Toronto Airport referred to above. National Lodging Corp. is to provide debt/equity financing sufficient to retire Capital Properties' existing bank debt.

         The major lenders have entered into an agreement in principle with National Lodging Corp. to accept principle payments on the outstanding debt in the amount of $87,630,000. National Lodging Corp. has also agreed to assume approximately $10,000,000 in debt of the non-major lenders. Capital Properties has in turn agreed to sell to National Lodging Corp. its net assets for $97,630,000 in settlement of the outstanding debt. Capital Properties will recognize a $34,814,000 gain on settlement of debt and a $64,938,000 loss from the disposition of assets.


11.      SUPPLEMENTAL INFORMATION

         The following supplemental information is provided in accordance with the Securities Exchange Act of 1934 as required for entities included in an 8K filing for material transactions.





C/M: 11752.0003 368638.6
                                       38

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------


11.    SUPPLEMENTAL INFORMATION (Continued)
       (Tabular Amounts are in Thousands of Canadian Dollars)

       Reconciliation With United States Generally Accepted Accounting
       Principles

       Capital Properties Limited Partnership follows Canadian generally accepted accounting principles ("GAAP") which are different in some respects from those applicable in the United States and from practices prescribed by the United States Securities and Exchange Commission ("SEC").

       Statement of Operations

       The application of United States accounting principles would have affected net loss as follows:
                                                                                        Year Ended September 30
                                                                       -----------------------------------------------------------
                                                                                1995                1994                1993
                                                                                 $                   $                   $
                                                                       -----------------------------------------------------------
Net loss based on Canadian GAAP                                                3,005               3,603               3,253
Depreciation and amortization expense (i)                                      1,371               1,419               1,454
Consolidation of investment and recognition of minority                          -                   -                   -
   interest (ii)
Reorganization and refinancing costs (iv)                                        -                   -                   237
                                                                       -----------------------------------------------------------
Net loss based on United States GAAP                                           4,376               5,022               4,944
                                                                       ===========================================================


         Balance Sheet

         The cumulative effect of the application of United States accounting principles would have resulted in a decrease to the following balance sheet accounts:

                                                                                Year Ended September 30
                                                                       ------------------------------------------
                                                                                1995                1994
                                                                                 $                   $
                                                                       ------------------------------------------
Property and Equipment (iii)                                                  (29,525)            (29,525)
Accumulated depreciation (i)                                                  (20,853)            (19,482)
                                                                       ------------------------------------------
Net Property and Equipment                                                    (50,378)            (49,007)
                                                                       ==========================================
Consolidation of investment and recognition of minority                          -                   -
   interest (ii)
                                                                       ==========================================
Partners' Equity                                                              (50,378)            (49,007)
                                                                       ==========================================




C/M: 11752.0003 368638.6
                                       39


CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------------------------------------------


11.      SUPPLEMENTAL INFORMATION (Continued)
         (Tabular Amounts are in Thousands of Canadian Dollars)

         The cumulative effect on Partners' Equity is comprised of the following items:

                                                                                Year Ended September 30
                                                                       ------------------------------------------
                                                                                1995                1994
                                                                                 $                   $
                                                                       ------------------------------------------
Partners' Equity based on Canadian GAAP                                        27,523              30,498
                                                                       ------------------------------------------
Depreciation and amortization expense (i)                                     (20,853)            (19,482)
Property and Equipment (iii)                                                  (29,525)            (29,525)
Reorganization and refinancing costs (iv)                                       2,747               2,747
Retained deficit                                                               (2,747)            (2,747)
                                                                       ------------------------------------------
Cumulative change                                                             (50,378)            (49,007)
                                                                       ------------------------------------------
Partners' Equity based on United States GAAP                                  (22,855)            (18,509)
                                                                       ==========================================


         Statement of Cash Flow

                                                                                          Year Ended September 30
                                                                       -----------------------------------------------------------
                                                                                1995                1994                1993
                                                                                 $                   $                   $
                                                                       -----------------------------------------------------------
OPERATING
  Net loss                                                                    (1,371)             (1,419)             (1,691)
                                                                       ===========================================================
  Depreciation and amortization expense                                        1,371               1,419               1,454
                                                                       ===========================================================





Summary of differences between Canadian Generally Accepted Accounting Principles used by Capital Properties Limited Partnership and United States Generally Accepted Accounting Principles


(i)      Depreciation Expense:

         Capital Properties calculates depreciation expense on its buildings using the sinking fund method. Under United States accounting principles, this method is specifically disallowed and another systematic method must be chosen. The straight line method was chosen using a period of 40 years representing the estimated useful life of the buildings. The adjustment booked was a cumulative increase in depreciation expense and accumulated depreciation of $19,482,000 in 1994 and $20,853,000 in 1995.




C/M: 11752.0003 368638.6
                                       40

CAPITAL PROPERTIES LIMITED PARTNERSHIP

Notes to the Financial Statements
Years Ended September 30, 1995, 1994 and 1993
Tabular Amounts in Thousands of Canadian Dollars
- -------------------------------------------------------------------------------


11.      SUPPLEMENTAL INFORMATION (Continued)
         (Tabular Amounts are in Thousands of Canadian Dollars)

(ii)     Investment:

         Capital Properties has recorded a 50% investment in a hotel property under the proportionate consolidation method for Canadian GAAP. United States accounting principles would require full consolidation with minority interest disclosure. Such consolidation would not have a material effect on the individual account balances in these financial statements and has not been reflected in the supplemental information.

(iii)    Property and Equipment:

         Under Canadian GAAP, a reorganization can result in the comprehensive revaluation of the assets brought into a new entity. Effective September 30, 1992, several limited partnerships rolled into Capital Properties whereby the assets were revalued, resulting in an increase to the carrying value of the properties.

         Under United States Emerging Issues Task Force 87-21, a new basis of accounting is not appropriate on the roll-in of limited partnership assets into a Master Limited Partnership, which Capital Properties is deemed to be. Historical costs of the assets should be carried forward. The adjustment upon adoption of EITF 87-21 in 1992 was a decrease to property and equipment and Partners' equity of $29,525,000 which is reflected in the 1994 Balance Sheet and Partners' Equity reconciliation.

(iv)     Reorganization and Refinancing Costs:

         Certain costs associated with effecting the roll-up of various limited partnerships to form Capital Properties were charged under Canadian GAAP to Partners' Equity. Under United States accounting principles these costs would be accounted for as direct period costs. The adjustment of $2,747,000 has been reflected as a reclassification of reorganization costs to retained deficit.




C/M: 11752.0003 368638.6
                                       41

                     CAPITAL PROPERTIES LIMITED PARTNERSHIP

                             STATEMENT OF OPERATIONS

                                   (unaudited)

                     For the Six Months Ended March 31, 1996

                   (Amounts in Thousands of Canadian Dollars)

                                                       YEAR TO DATE
                                                 1996                1995
                                            ----------------   -----------------
                                                   $                   $
                                            ----------------   -----------------
REVENUES
     Rooms                                          18,547              18,094
     Other                                           2,305               2,299
                                            ----------------   -----------------
                                                    20,852              20,393
                                            ----------------   -----------------
OPERATING EXPENSES
Wages and benefits                                   5,625               5,280
Direct costs                                         2,281               2,312
Administration                                       1,956               1,575
Marketing                                            1,452               1,385
Maintenance and energy                               1,993               1,885
Taxes and insurance                                  2,890               2,718
Management, royalty and franchise fees               1,239               1,122
Depreciation and amortization                        1,752               1,802
Interest expense                                     5,605               5,603
                                            ----------------   -----------------
                                                    24,793              23,682
                                            ----------------   -----------------

LOSS BEFORE THE UNDERNOTED                         (3,941)             (3,289)

WRITEDOWN OF ASSETS                                  (655)                   -
                                            ----------------   -----------------
NET LOSS                                            (4,596             (3,289)
                                            ================   =================




C/M: 11752.0003 368638.6
                                       42

                     CAPITAL PROPERTIES LIMITED PARTNERSHIP

                                  BALANCE SHEET

                                   (unaudited)

                     For the Six Months Ended March 31, 1996

                   (Amounts in Thousands of Canadian Dollars)

                                                      YEAR TO DATE
                                                1996                1995
                                            -------------   -----------------
                                                 $                   $
                                            -------------   -----------------
ASSETS
Current Assets
Cash and term deposits                              862               1,053
Accounts receivable                               1,979               1,670
Linen supplies                                      635                 619
Supplies and prepaids                               648                 544
                                            -------------   -----------------
                                                  4,124               3,886
                                            -------------   -----------------
Property and Equipment                          160,394             164,898
                                            -------------   -----------------
                                                164,518             168,794
                                            =============   =================

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities          4,065               3,459
Accrued interest on long-term debt                2,589               2,040
Property taxes payable                            2,467               2,796
Current Portion of Long Term Debt               122,498             123,661
                                            -------------   -----------------
                                                131,619             131,956
Long-term debt                                    9,602               9,171
                                            -------------   -----------------
                                                141,221             141,127
Minority Interest                                   405                 448
PARTNERS' EQUITY                                 22,892              27,209
                                            -------------   -----------------
TOTAL LIABILITIES AND EQUITY                    164,518             168,784
                                            =============   =================




C/M: 11752.0003 368638.6
                                       43

                     CAPITAL PROPERTIES LIMITED PARTNERSHIP

                             STATEMENT OF CASH FLOW

                                   (unaudited)

                     For the Six Months Ended March 31, 1996

                   (Amounts in Thousands of Canadian Dollars)

                                                        YEAR TO DATE
                                                     1996             1995
                                                  -------------    ------------
                                                      $                 $
                                                  -------------    ------------
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE
FOLLOWING ACTIVITIES:
OPERATING
Net loss                                              (4,596)           (3,289)
Non-cash items
Depreciation and amortization                          1,752             1,802
Write down of assets                                     655
                                                 -------------   ---------------
                                                      (2,189)           (1,487)
Changes in non-cash working capital:
Accounts receivable                                      456               538
Linen and other supplies                                  51                42
Prepaid property tax                                   1,149             1,014
Other prepaids                                          (159)              100
Accounts payable                                         212              (710)
Accrued interest on long-term debt                       524             1,119
Property taxes payable                                   903              (214)
                                                 -------------   ---------------
                                                         947               402
FINANCING
Repayment of debt                                       (344)              183
Reorganization costs                                     (35)                0
Minority interest                                          0               (16)
                                                        (379)             (199)
INVESTING
Additions to furnishings and equipment                  (233)             (109)
                                                 -------------   ---------------
                                                        (233)             (109)
NET CASH INFLOW                                          335                94
CASH, BEGINNING OF PERIOD                                527               959
                                                 -------------   ---------------
CASH, END OF PERIOD                                      862             1,053
                                                 =============   ===============




C/M: 11752.0003 368638.6
                                       44

                            SUPPLEMENTAL INFORMATION
             (Tabular Amounts are in Thousands of Canadian Dollars)

The following supplemental information is provided in accordance with the Securities Exchange Act of 1934 as required for entities included in an 8K filing for material transactions.

Reconciliation With United States Generally Accepted Accounting Principles

Capital Properties Limited Partnership follows Canadian generally accepted accounting principles ("GAAP") which are different in some respects from those applicable in the United States and from practices prescribed by the United States Securities and Exchange Commission ("SEC").

Statement of Operations

The application of United States accounting principles would have affected net loss as follows:

                                                           Period Ended March 31
                                                           1996         1995
                                                           ----         ----
                                                             $            $
                                                             -            -

Net loss based on Canadian GAAP                             4,596       3,289
Depreciation expense (i)                                      654         685
Consolidation of investment and recognition of minority         -           -
                                                            -----       -----
interest (ii)
Net loss based on United States GAAP                        5,250       3,974
                                                            -----       -----




Balance Sheet

The cumulative effect of the application of United States accounting principles would have resulted in a decrease to the following balance sheet accounts:

                                                           Period Ended March 31
                                                           1996        1995
                                                           ----        ----
                                                             $          $
                                                             -          -

Property and Equipment (iii)                               (29,525)   (29,525)
Accumulated depreciation (I)                               (21,506)   (20,167)
                                                           --------   --------
Net Property and Equipment                                 (51,031)   (49,692)
                                                           ========   ========
Consolidation of investment and recognition of minority          -          -
interest (ii)
Partners' Equity                                           (51,031)   (49,692)
                                                           ========   ========






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


SUPPLEMENTAL INFORMATION (CONTINUED)
(Tabular Amounts are in Thousands of Canadian Dollars)


The cumulative effect on Partners' Equity is comprised of the following items:

                                                                      -----------------------------------------
                                                                                Period Ended March 31
                                                                      -----------------------------------------
                                                                              1996                 1995
                                                                              ----                 ----
                                                                                $                   $
                                                                                -                   -

Partners' Equity based on Canadian GAAP                                         22,892              27,209
                                                                                ------              ------
Depreciation and amortization expense (I)                                      (21,506)            (20,167)
Property and Equipment (iii)                                                   (29,525)            (29,525)
Reorganization and refinancing costs (iv)                                        2,747               2,747
Retained deficit (iv)                                                           (2,747)             (2,747)
                                                                                -------             -------
Cumulative change                                                              (51,031)            (49,692)
                                                                               --------            --------
Partners' Equity based on United States accounting principles                  (28,139)            (22,483)
                                                                               --------            --------

Statement of Cash Flow

                                                                      -----------------------------------------
                                                                                Period Ended March 31
                                                                      -----------------------------------------
                                                                              1996                 1995
                                                                              ----                 ----
                                                                                $                   $
                                                                                -                   -
OPERATING
Net loss                                                                        (654)               (685)
                                                                                -----               -----
Depreciation and amortization expense                                           (654)               (685)
                                                                                -----               -----

Summary of differences between Canadian Generally Accepted Accounting Principles used by Capital Properties) Limited Partnership and United States Generally Accepted Accounting Principles

(i)  Depreciation Expense:

Capital Properties calculates depreciation expense on its buildings using the sinking fund method. Under United States accounting principles, this method is specifically disallowed and another systematic method must be chosen. The straight line method was chosen using a period of 40 years representing the estimated useful life of the buildings. The adjustment booked was a cumulative increase in depreciation expense and accumulated depreciation of $20,167,000 in 1995 and $21,506,000 in 1996.

(ii)  Investment:

Capital Properties has recorded a 50% investment in a hotel property under the proportionate consolidation method for Canadian GAAP. United States accounting principles would require full consolidation with minority interest disclosure. Such consolidation would not have a material effect on the individual account balances in these financial statements and has not been reflected in the supplemental information,

(iii)  Property and Equipment:

Under Canadian GAAP, a reorganization can result in the comprehensive revaluation of the assets brought into a new entity. Effective September 30, 1992, several limited partnerships rolled into Capital Properties whereby the assets were revalued resulting in an increase to the carrying value of the properties. Under United States Emerging Issues Task Force 87-2 1, a new basis of accounting is



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


SUPPLEMENTAL INFORMATION (CONTINUED)
(Tabular Amounts are in Thousands of Canadian Dollars)

not appropriate on the roll-in of Limited partnership assets into a Master Limited Partnership, which Capital Properties is deemed to be. Historical costs of the assets should be carried forward. The adjustment upon adoption of EITF 87-21 in 1992 was a decrease to property and equipment and Partners' equity of $29,525,000 which is reflected in the 1995 Balance Sheet and Partners' Equity reconciliation.

(iv) Reorganization and Refinancing Costs:

Certain costs associated with effecting the roll-up of various limited partnerships to form Capital Properties were charged under Canadian GAAP to Partners' Equity. Under United States accounting principles these costs would be accounted for as direct period costs. The adjustment of $2,747,000 has been reflected as a reclassification of reorganization costs to retained deficit.




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                                       47

NATIONAL LODGING CORP. &
SUBSIDIARIES

Pro Forma Condensed
Consolidated Financial Statements




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



                      NATIONAL LODGING CORP. & SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


     The following Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996 is presented as if the proposed sale of 4 million shares of newly issued common stock to Chartwell Leisure Associates L.P. II ("Chartwell") and FSNL LLC ("FSNL") and the pending acquisition of a majority interest in Capital Properties Limited Partnership ("CPLP") (the "CPLP Acquisition"), which owns 20 hotels and a one-half interest in an additional hotel, occurred at March 31, 1996. The closing of such acquisition will not occur until after the approval and closing of the proposed stock sale. The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996 are presented as if the acquisition of the stock of Forte Hotels, Inc. ("FHI"), which comprised 15 wholly-owned properties and interest in 97 "joint venture" properties ("Travelodge/Thriftlodge"), the pending CPLP Acquisition, and the proposed sale of 4 million shares to partially finance the CPLP Acquisition had occurred on January 1, 1995. The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed will be recorded at their estimated fair values which are subject to further refinement. Management does not expect that the final allocation of the purchase prices for the above acquisitions will differ materially from the preliminary allocations.


The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical audited financial statements and related notes thereto of National Lodging Corp. ("NLC"), Travelodge/Thriftlodge and CPLP. These Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the results that would actually have occurred had the transactions been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position of NLC.

The Pro Forma Condensed Consolidated Statements of Operations do not reflect the effect of certain cost savings and revenue enhancements that management believes may be realized following the acquisitions of FHI and CPLP. These savings are expected to be realized primarily through the cessation of pursuing gaming development ventures, elimination of duplicative corporate overhead and restructuring of NLC, FHI and CPLP's corporate structures.




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



NATIONAL LODGING CORP. & SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1996 (UNAUDITED)
(Dollars in Thousands)
                                               Historical      Historical  Pro Forma           Pro Forma
ASSETS                                           NLC            CPLP      Adjustments        Consolidated

CURRENT ASSETS:
   Cash and cash equivalents                    $ 19,212      $   634       $ (64,454)  (2)     $ 11,246
                                                                               57,000   (1)
                                                                               (1,140) (12)
                                                                                   (6) (10)
   Receivables                                    17,953        1,456               5  (10)       19,414
   Other assets                                    2,346          944             (14) (10)        3,276
                                                --------     ---------     ----------           --------

      Total current assets                        39,511        3,034          (8,609)            33,936


   Investments                                    16,301                                          16,301

   Joint venture interests                        15,705                                          15,705

   Long-term receivables                          13,074                                          13,074

   Property and equipment                         77,911       80,468          (2,160) (10)      156,219

   Other assets                                   11,902                                          11,902
                                                --------     --------       ----------        ----------

TOTAL ASSETS                                    $174,404     $ 83,502       $(10,769)           $247,137
                                                ========     ========       =========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses       $   9,872     $  2,991      $   3,500   (2)      $ 15,562

                                                                                (801) (10)
   Current portion of long-term debt               1,017       90,132        (86,357)  (2)         1,232

                                                                              (3,560) (10)
   Other current liabilities                                    3,720                              3,720
                                                 -------     --------      ----------           --------

      Total current liabilities                   10,889       96,843        (87,218)             20,514
                                                --------     --------       ---------           --------

LONG-TERM LIABILITIES                             75,635        7,065         (1,264)  (2)        82,035
                                                                                 599  (10)
                                                --------     -----------   ----------

MINORITY INTEREST                                  3,348          298            550  (10)        4,196
                                               ---------     ---------     ----------          ---------

STOCKHOLDERS' EQUITY:
   Preferred stock $1.00 par value -
     10,000,000 authorized; none issued and
     outstanding
   Common stock; $.01 par value -                     55                           40   (1)            95
     100,000,000 authorized
   Paid-in capital                               106,617                       56,960   (1)       162,437
                                                                               (1,140) (12)
   Accumulated deficit                           (22,210)                                         (22,210)
   Foreign currency translation adjustment            70                                               70
   CPLP net deficit                                           (20,704)         19,667   (2)
                                                                                1,037  (10)

      Total stockholders' equity                  84,532      (20,704)         76,564             140,392
                                                --------     ---------       --------            --------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                         $174,404     $ 83,502       $ (10,769)          $ 247,137
                                                ========     ========       =========           =========

See notes to pro forma condensed consolidated financial statements.





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



NATIONAL LODGING CORP. & SUBSIDIARIES


PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)


                                                                            Pro Forma                               Pro Forma
                                                      Historical           Adjustments                             Adjustments
                                                             Thriftlodge/  Completed                  Historical    Pending
                                                    NLC       Travelodge  Transaction      Subtotal      CPLP      Transactions
REVENUE:
 Owned hotels and motels                        $              $65,790  $                 $ 65,790    $31,715      $  (981)   (10)
- -
 Management fees, franchise fees and other      __________       3,351  __________           3,351      3,764         (126)   (10)
- -                                                              -------                    --------     ------       -------

      Total revenue                             __________      69,141  __________          69,141     35,479       (1,107)
                                                               -------                     -------    -------      -------


EXPENSES:
 Owned hotels and motels                                        28,904                      28,904     15,091         (979)  (10)
 Royalty fee expense                                                         1,550   (4)     1,550      1,950          377   (10)
 Development                                         15,482                                 15,482        516         (516)  (10)
 General and administrative                           6,003     13,059                      19,062      2,895
 Rent, sales and marketing                                       9,159                       9,159      2,244         (149)  (10)
 Depreciation and amortization                                   8,385       1,255   (5)     9,838      3,642          (46)  (10)
                                                                               198   (3)
 Other                                                           8,230                       8,230      4,110         (351)  (10)
                                                    -------             ----------         -------    -------      -------

      Total expenses                                 21,485     67,737       3,003          92,225     30,376       (1,664)
                                                    -------    -------     -------         -------    -------      -------

OPERATING (LOSS) INCOME                             (21,485)     1,404      (3,003)        (23,084)     5,103          557

OTHER INCOME (EXPENSE):
 Interest expense                                                 (785)     (3,390)   (7)   (4,175)    (8,276)        7,584  (11)
                                                                                                                        212  (10)
 Interest income                                      4,012        838      (2,170)   (6)    2,680                     (449)  (6)
 Equity in earnings of unconsolidated joint
  ventures                                                       5,338                       5,338
 Minority interest in consolidated joint ventures               (1,073)                     (1,073)       (15)
                                                      -----   --------  ----------        ---------  ----------  ----------

      Net (loss) income before income taxes         (17,473)      5,722     (8,563)        (20,314)    (3,188)        7,904

INCOME TAX PROVISION (8)                                709                                    709
                                                  ---------     -------    --------        -------  ----------      -------
NET INCOME (LOSS)                                  $(18,182)    $ 5,722    $(8,563)       $(21,023)   $(3,188)      $ 7,904
                                                   ========     =======    ========       =========   ========      =======

PER SHARE INFORMATION:
 Net loss                                         $   (3.57)                              $  (4.12)
                                                  =========                              =========

 Weighted average common shares outstanding           5,099                                  5,099                   4,000
                                                  =========                                ========                 =======


                                                Pro Forma
                                                Consolidated
REVENUE:
 Owned hotels and motels                         $ 96,524
- -
 Management fees, franchise fees and other          6,989
- -                                                --------

      Total revenue                               103,513
                                                 --------

EXPENSES:
 Owned hotels and motels
 Royalty fee expense                               42,944
 Development                                        3,877
 General and administrative                        15,482
 Rent, sales and marketing                         21,957
 Depreciation and amortization                     11,254
                                                   13,434
 Other
                                                   11,989
                                                 --------
      Total expenses
                                                  120,937
                                                 --------
OPERATING (LOSS) INCOME
                                                  (17,424)
OTHER INCOME (EXPENSE):
 Interest expense
                                                   (4,655)
 Interest income
 Equity in earnings of unconsolidated joint         2,231
  ventures
 Minority interest in consolidated joint ventures   5,338
                                                   (1,088)
                                                 --------
      Net (loss) income before income taxes
                                                  (15,598)
INCOME TAX PROVISION (8)
                                                      709
                                                 --------
NET INCOME (LOSS)
                                                 $(16,307)
                                                 =========
PER SHARE INFORMATION:
 Net loss
                                                $   (1.79)
                                                 =========
 Weighted average common shares outstanding
                                                    9,099
                                                 ========


See notes to pro forma condensed consolidated financial statements.







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



NATIONAL LODGING CORP. & SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

                                                                Pro Forma                                         Pro Forma
                                                               Adjustments                                       Adjustments
                                                Historical      Completed                          Historical      Pending
                                                    NLC       Transaction (9)          Subtotal       CPLP      Transactions
REVENUE:
 Owned hotels and motels                            $12,468        $ 3,679                $16,147     $ 6,764       $  (219)   (10)
 Management fees, franchise fees and other              583            134                    717         844           (30)   (10)
                                                    -------        -------               --------     -------      --------

      Total revenue                                  13,051          3,813                 16,864       7,608          (249)
                                                    -------        -------                -------     -------       -------


EXPENSES:
 Owned hotels and motels                              5,391          1,934                  7,325       3,610          (355)   (10)
 Royalty fee expense                                                                                      486           (11)   (10)
 Development                                            378                                   378         479          (378)   (10)
 General and administrative                           3,383            768                  4,151         732
 Rent, sales and marketing                            2,289            691                  2,980         525
 Depreciation and amortization                        1,783            516                  2,299         871           (15)   (10)
 Other                                                1,762            579                  2,341       1,026
                                                    -------        -------                -------     -------       -------
      Total expenses                                 14,986          4,488                 19,474       7,729          (759)
                                                    -------        -------                -------     -------       -------

OPERATING (LOSS) INCOME                              (1,935)          (675)               (2,610)       (121)           510

OTHER INCOME (EXPENSE):
 Interest expense                                   (1,502)           (413)               (1,915)     (2,035)         1,896    (11)
                                                                                                                         64    (10)
 Interest income                                        788             34                   822                       (112)    (6)
 Equity in earnings of unconsolidated joint ventures    814             76                   890
 Minority interest in consolidated joint ventures       (95)           (27)                 (122)
                                                    --------       -------                 -----    ---------    ----------
  Net (loss) income before income taxes              (1,930)        (1,005)               (2,935)     (2,156)         2,358

INCOME TAX PROVISION (8)

NET INCOME (LOSS)                                  $ (1,930)       $(1,005)             $ (2,935)    $(2,156)       $ 2,358
                                                   ========        ========             =========    ========       =======

PER SHARE INFORMATION:
 Net income (loss)                                 $  (0.33)                            $  (0.50)
                                                   ========                             =========

 Weighted average common shares outstanding           5,868                                5,868                     4,000
                                                   ========                             =========                   =======



                                                       Pro Forma
                                                     Consolidated

REVENUE:
Owned hotels and motels                                  $22,692
                                                           1,531
 Management fees, franchise fees and other               -------

                                                          24,223
      Total revenue                                      -------



EXPENSES:                                                 10,580
 Owned hotels and motels                                     475
 Royalty fee expense                                         479
 Development                                               4,883
 General and administrative                                3,505
 Rent, sales and marketing                                 3,155
 Depreciation and amortization                             3,367
 Other                                                  --------

                                                          26,444
      Total expenses                                    --------

                                                          (2,221)
OPERATING (LOSS) INCOME

OTHER INCOME (EXPENSE):                                   (1,990)
 Interest expense
                                                             710
 Interest income                                             890
 Equity in earnings of unconsolidated joint ventures        (122)
 Minority interest in consolidated joint ventures        -------

                                                          (2,733)
  Net (loss) income before income taxes

INCOME TAX PROVISION (8)
                                                        $( 2,733)
NET INCOME (LOSS)                                       =========


PER SHARE INFORMATION:                                  $  (0.28)
 Net income (loss)                                      ========

                                                           9,868
 Weighted average common shares outstanding              =======


See notes to pro forma condensed consolidated financial statements.








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



NATIONAL LODGING CORP. AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Dollars in Thousands)


1. The Pro Forma Adjustment reflects the sale of 4,000,000 shares of NLC's common stock to Chartwell for


     $57,000.

2.   The acquisition cost of CPLP has been allocated as follows:

        Total cash consideration                                                                            $   64,454

        Estimated transaction fees directly identified with the transaction                                      3,500
                                                                                                            ----------

        Acquisition cost                                                                                        67,954




          Short-term debt extinguished                                                                         (86,357)
          Long-term debt extinguished                                                                           (1,264)
          CPLP net deficit eliminated                                                                           19,667
                                                                                                            ----------

        Excess of cost over book value of net assets acquired                                               $      -
                                                                                                            ===========


     The Company may be obligated to make certain contingent payments to CPLP's constituent partners, based on a formula which considers future earnings of CPLP. Such payments will be recorded as additional cost of the acquisition when the contingent payments are earned and will be allocated to properties and amortized over the remaining useful lives of the properties. The Company would not have been required to make any such payments on a pro forma basis for the year ended December 31, 1995 or the three month period ended March 31, 1996.


3. The Pro Forma Adjustment reflects the yearly amortization expense of $198 of deferred loan costs incurred by NLC under its revolving line of credit. The deferred loan costs are being amortized over the six-year life of the loan.

4. The Pro Forma Adjustments reflect royalty expense of $1,550 associated with agreements executed with the owner of the Travelodge trademark in connection with agreements related to the FHI acquisition. The expense was determined by applying the contractual rate of 4% to gross room revenues.

5. The Pro Forma Adjustments reflects depreciation expense of $1,024 resulting from the excess of the cost of the FHI Acquisition over the book value of net assets acquired, which were allocated to properties and joint venture interests. The properties are amortized on a straight-line basis over 25 years, representing the estimated useful lives of the properties.

6. The Pro Forma Adjustments reflect the elimination of interest income earned on cash and cash equivalents utilized by NLC in the FHI and CPLP Acquisitions.

7. The Pro Forma Adjustments reflect interest expense on the revolving line of credit used to finance the FHI acquisitions.




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



8. The Pro Forma Financial Statements assume that NLC's net operating loss carryforward will not be utilized in the pro forma financial statements due to NLC's history of losses, thereby concluding that it is more likely than not that NLC will not realize deferred tax assets.

9. The Pro Forma Adjustments reflect the addition of 22 days of activity for Travelodge. As the acquisition occurred on January 23, 1996, the historical NLC numbers do not contain Travelodge prior to the acquisition.

10. The Pro Forma Adjustment reflects the elimination of a property included in the historical financial statements which is not being acquired in the acquisition and adds the operating results of a 50 percent interest in another property being acquired.

11. The Pro Forma Adjustment reflects the elimination of interest expense on historical CPLP debt which will be extinguished with the proceeds of the acquisition.

12. The Pro Forma Adjustment reflects the advisory fee which will be paid to HFS Incorporated by the Company for services provided in connection with the sale of stock to Chartwell.

                                     ******



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                                       54

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NATIONAL LODGING CORP.
                                                  (Registrant)



Date: July 3, 1996
                                              By   /s/ Martin L. Edelman
                                                  -----------------------
                                              Name:   Martin L. Edelman
                                              Title:  President





C/M: 11752.0003 368638.6

EXHIBIT INDEX

Exhibit

2.1* Stock Purchase Agreement, dated as of December 19, 1995, between Forte USA and the Registrant.

2.2* Amendment No. 1 to Stock Purchase Agreement, dated as of January 1996, between Forte USA and the Registrant.

10.1+ Agreement Among Purchasers, dated as of January 22, 1996, among HFS Incorporated, Motels of America, Inc. and the Registrant.

10.2+ Credit Agreement, dated as of January 23, 1996, among Chemical Bank, Bankers Trust Company, the other banks named therein and the Registrant.


10.3+ Pledge Agreement, dated as of January 23, 1996, among the Registrant, Forte Hotels, Inc. and the other parties named therein, as Pledgors, and Bankers Trust Company, as Pledgee and Collateral Agent. (Filed as Exhibit F to Exhibit 10.2 to this Current Report on Form 8-K/A.)


99.1.*   Press release of the Registrant, dated January 24, 1996.

99.2.**  Press release of the Registrant, dated March 12, 1996.


- --------
+        Filed herewith.
* Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on February 7, 1996.
** Filed as an exhibit to the Registrant's Current Report on Form 8-K/A (File No. 0-24794) filed with the Commission on April 2, 1996.



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